EXHIBIT 10.2
POWELL INDUSTRIES, INC.
2014 EQUITY INCENTIVE PLAN

AMENDED NOTICE OF PERFORMANCE UNITS AWARD
(PERFORMANCE-VESTING)

Subject to the terms and conditions of this Notice of Performance Unit Award (this “Notice”), the Performance Unit Award Agreement attached hereto (the “Award Agreement”), and the Powell Industries, Inc. 2014 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Performance Units (the “Performance Units”) in Powell Industries, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:	Date of Grant:
Address:	Target Performance Units:

1.Vesting Schedule.
Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the Performance Units shall vest on September 30, 2028, with the number of Performance Units vesting, if any, in accordance with the attainment of the performance goals (the “Performance Goal(s)”) as follows (the “Vesting Schedule”).
Number of Performance Units Vesting. The number of Performance Units that vest shall be based upon the percentage of the Target Performance Units corresponding to the percentage of the Performance Goal(s) achieved, as well as the corresponding quartile for the Safety metric as set forth in the tables below, rounded down to the next whole share in each such case.

Percentage of Performance Goal(s) Achieved For EBITDA %	Percentage of Target Performance Units Vesting
Company achieves maximum or greater than maximum Performance Goal(s)	200%
Company achieves target Performance Goal(s)	100%
Company achieves threshold Performance Goal(s)	50%
Company achieves less than threshold Performance Goal(s)	0%

EMR Rating	LTIC PAYOUT PERCENT
Top Quartile	200%
2nd Quartile	150%
3rd Quartile	100%
0%
The percentage of the Target Performance Units that vest upon the achievement of more than threshold of the Performance Goal(s) shall be determined by the Committee using a 1:1 ratio of actual performance to percentage of the Target Performance Units which will be vested.
2.Performance Goals.

Performance Goal	Performance Target	Weighting	Performance Period
Revenue CAGR%(B)	CAGR % Target	40%	Three fiscal years
EBITDA %(A)	EBITDA % Target	40%	Three fiscal years
Safety Performance(C)	Safety (EMR) Rating	20%	Three fiscal years
Notes:    (A)    EBITDA % means reported EBITDA less Restructuring and Other, as a percentage of Revenue as disclosed in the Company’s Form 10-K for each fiscal year during the Performance Period.
    (B)    Revenue CAGR% means a three (3) year compounded annual growth rate on reported Revenues as disclosed in the Company’s Form 10-K over the three year performance period.
    (C)    Safety Performance means reported Safety (EMR) rating. The most recent 12-month rating is weighted at 60%, the second 12-month rating is weighted at 30% and the third 12-month rating is weighted at 10% to generate cumulative three (3) year weighted result.

3.Change in Control. Notwithstanding the above, the Target Performance Units shall automatically become fully vested immediately prior to the closing of a Change in Control of the Company.
4.Retirement, Disability, Death, and Involuntary Termination. If the Participant terminates service with the Company and its Affiliates before the end of the Performance Period as a result of the Participant’s Retirement, Disability, or death, or if the Participant experiences an involuntary termination of service, other than for Cause, then, at the end of the Performance Period, the Participant shall vest in and have a non-forfeitable right to a pro-rated portion of that percentage of the Target Performance Units corresponding to the percentage of the Performance Goal(s) achieved, as provided in Section 1, determined as of the end of the Performance Period, that the Participant would have been entitled to receive had the Participant remained employed with the Company and its Affiliates until the end of the Performance Period. The pro-rated portion of the Target Performance Units to which the Participant will be entitled shall be determined by multiplying the percentage of the Target Performance Units corresponding to the percentage of the Performance Goal(s) achieved, as provided in Section 1, by a fraction the numerator of which is the number of days the Participant was employed with the Company or an Affiliate during the Performance Period and the denominator of which is the total number of days in the Performance Period. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, provide that the Participant shall vest in 100% of that percentage of the Target Performance Units corresponding to the percentage of the Performance Goal(s) achieved, as provided in Section 1 for the Performance Period, as if the Participant had remained employed with the Company or an Affiliate for the entire Performance Period.
[SIGNATURES ON NEXT PAGE]

By your signature and the signature of the Company’s representative below, the Participant and the Company agree that the Performance Units granted are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.
    POWELL INDUSTRIES, INC.
    Signature:
    Print Name:
    Its:
    Dated:

PARTICIPANT ACKNOWLEDGMENT
The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the Performance Units subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice, the Award Agreement, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Committee.
The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.
                        PARTICIPANT:
    Signature:
    Print Name:
    Dated:

PERFORMANCE UNIT AWARD AGREEMENT
(PERFORMANCE-VESTING)
Subject to the terms and conditions of the Notice of Performance Unit Award (the “Notice”), this Performance Unit Award Agreement (the “Award Agreement”), and the Powell Industries, Inc. 2014 Equity Incentive Plan (the “Plan”), the individual set forth in the Notice (the “Participant”) is hereby granted Performance Units (the “Performance Units”) in Powell Industries, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.
1.Vesting Schedule and Risk of Forfeiture.
(a)Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the Performance Units shall vest in accordance with the Vesting Schedule provided in the Notice.
(b)Risk of Forfeiture. The Performance Units shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the above Vesting Schedule. All or any portion of the Performance Units subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Performance Units shall be forfeited if the Participant’s continuous service as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 1 in a unilateral manner, without Participant’s consent, and with no payment to Participant, cash or otherwise, for the forfeited Performance Units.
(c)Committee Certification of Performance Goals. Except in connection with vesting upon a Change in Control, in no event shall any Performance Units vest as according to the Vesting Schedule unless the Committee has certified that the Performance Goals set forth in the Notice have been achieved.
2.Conversion: Settlement of Performance Units. Subject to the terms of this Award Agreement, on the date all or any portion of the Performance Units become nonforfeitable pursuant to the Vesting Schedule, each Performance Unit that becomes nonforfeitable shall immediately and automatically be converted into [one Share or cash equivalent] of the Company’s Common Stock and immediately thereafter shall be granted to the Participant.
3.Dividends: A dividend equivalent shall be credited to the account of Participant in an amount equal to the value of dividends paid (payable date) on one

Share of common stock for each Performance Unit represented by this Award, settled pro-rata in accordance with Section 2.
4.Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of, vesting in, or disposition of, the Performance Units.
(a)Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Performance Units granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Performance Units granted hereunder.
(b)Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Performance Units that settle in Shares of Common Stock in accordance with Section 2. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of Participant satisfying his or her obligations under this Section 4(b). Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on Participant first satisfying this Section 4(b). Therefore, a failure of Participant to reasonably satisfy this Section 3 in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. Participant hereby agrees that a breach of this Section 3(b) shall be deemed to be a material breach of this Award Agreement.
(c)No Application of Section 409A. The Performance Units and this Award Agreement are intended to avoid the application of Section 409A of the Code (“Section 409A”) because there is no deferral arrangement. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the Performance Units to comply with Section 409A.
5.Transferability of Performance Units. The Performance Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may designate one or more beneficiaries of Participant’s Performance Units in the event of Participant’s death on a beneficiary designation form provided by the Committee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.
6.Rights as a Shareholder of the Company. Participant’s receipt of the grant of Performance Units pursuant to this Award Agreement shall provide and confer no rights to or status as a shareholder or equity holder of the Company. Without limiting the foregoing, the holding of Performance Units shall NOT confer any right to: (i) vote; (ii) bring derivative actions; (iii) inspect books and records of the Company; (iv) receive dividends or other distributions except as provided in Section 2; or (v) have any other rights accorded owners of the Company’s shareholders or equity holders.
7.Legality of Initial Issuance. No Shares of Common Stock shall be issued in accordance with Section 2 of this Award Agreement unless and until the Committee has determined that: (i) the Company and Participant have taken all actions required to register the Shares of Common Stock under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares of Common Stock are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.
8.Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
9.Spousal Consent. To the extent Participant is married, Participant agrees to (i) provide Participant’s spouse with a copy of this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Award Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as EXHIBIT A.
10.Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.
11.No Assignment. Except as otherwise provided in this Award Agreement, Participant shall not assign any of his rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of any obligations pursuant to this Award Agreement.

12.Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.
13.Amendment. Any provision of this Award Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the parties hereto.
14.Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Plan or this Award Agreement shall be final, conclusive and binding on Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Performance Units hereunder shall be submitted by Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
15.Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.
16.Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Award Agreement by that party.
17.Entire Agreement; Governing Law. Except as otherwise provided herein, this Award Agreement, together with the Notice and the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representation and agreements of the Company and Participant (whether oral or written, and whether express or implied) with respect to the subject matter hereof. This Award Agreement, together with the Notice and the Plan, are to be construed in accordance with and governed by the federal laws of the United States of America and by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.
18.Venue. The Company and Participant agree that any suit, action or proceeding arising out of or related to the Notice or this Award Agreement shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County), and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
19.No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF PERFORMANCE UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS SERVICE AS A SERVICE PROVIDER AND AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED PERFORMANCE UNITS OR ACQUIRING COMMON STOCK HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHT GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THIS AWARD AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
20.Unsecured General Creditor. Participant shall have no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of Performance Units hereunder. For purposes of the payment of benefits under the Notice and this Award Agreement, Participant shall have no more rights than those of a general creditor of the Company. The Company’s obligation under the Notice and this Award Agreement shall be that of a conditional unfunded and unsecured promise to pay money or property in the future.
21.Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
* * * * *

EXHIBIT A
PERFORMANCE UNIT AWARD AGREEMENT
SPOUSAL CONSENT
I, the undersigned, hereby certify that:
1.I am the spouse of              .
2.Each of the undersigned and the undersigned’s spouse is a resident of                                          .
3.I have read the Powell Industries, Inc., 2014 Equity Incentive Plan (the “Plan”) and the Performance Unit Award Agreement (the “Award Agreement”), by and between Powell Industries, Inc. (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement and the Plan.
4.I understand the terms and conditions of the Award Agreement and the Plan.
5.I hereby consent to the terms of the Award Agreement and the Plan and to their application to and binding effect upon any community property or other interest I may have in the Performance Units (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement and the Plan.
IN WITNESS WHEREOF, this Spousal Consent has been executed as of  ,     .
    SPOUSE
    Signature:
    Print Name: